UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Crescent Banking Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CRESCENT BANKING COMPANY

251 Highway 515

Jasper, GA 30143

March 29, 2004

TO THE SHAREHOLDERS OF

CRESCENT BANKING COMPANY:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Crescent Banking Company (the “Company”), which will be held at the Cherokee County Chamber of Commerce Community Center located at 3605 Marietta Highway, Canton, Georgia, Thursday, April 22, 2004 at 3:00 p.m. local time (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon:

(1)	The election of four directors, including two Class I directors to serve until the Company’s 2007 Annual Meeting of Shareholders and two Class III directors to serve until the Company’s 2006 Annual Meeting of Shareholders; and

(2)	Such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

Information relating to the Annual Meeting and the proposals described above is set forth in the attached Notice of Meeting and Proxy Statement.

We sincerely hope that you can attend the Annual Meeting and vote your shares in person. In any case, please complete the enclosed proxy and return it to us. Your completion and delivery of the proxy will ensure that your preferences will be expressed on the matters that are being considered, even if you cannot attend the Annual Meeting. If you deliver a completed proxy, but you are able to attend the Annual Meeting, you may revoke your proxy and re-cast your votes by voting in person at the Annual Meeting or by following the revocation procedures described in the accompanying proxy statement.

We want to thank you for your support this past year. We are very proud of our progress as reflected in our results for 2003, and we encourage you to carefully review our 2003 Annual Report to Shareholders, which accompanies the attached proxy statement.

If you have any questions about the proxy statement or the Annual Meeting, please contact us at (678) 454-2265.

Sincerely,

J. Donald Boggus, Jr. President and Chief Executive Officer

CRESCENT BANKING COMPANY

251 Highway 515

Jasper, GA 30143

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, APRIL 22, 2004

TO	THE SHAREHOLDERS OF
CRESCENT	BANKING COMPANY:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Crescent Banking Company (the “Company”) will be held at the Cherokee County Chamber of Commerce Community Center located at 3605 Marietta Highway, Canton, Georgia, Thursday, April 22, 2004 at 3:00 p.m. local time (together with any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

(1)	Elect Directors. To elect four directors, including two Class I directors to serve until the Company’s 2007 Annual Meeting of Shareholders and two Class III directors to serve until the Company’s 2006 Annual Meeting of Shareholders; and

(2)	Other Business. To act upon such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

The enclosed proxy statement explains these proposals in greater detail.

Only shareholders of record at the close of business on March 26, 2004 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Your vote is important. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy by filing with the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the Company’s executive offices in Jasper, Georgia.

BY ORDER OF THE BOARD OF DIRECTORS

J. Donald Boggus, Jr. President and Chief Executive Officer

Jasper, Georgia

March 29, 2004

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

OF CRESCENT BANKING COMPANY

TO BE HELD THURSDAY, APRIL 22, 2004

INTRODUCTION

General

This proxy statement is furnished to the shareholders of Crescent Banking Company (the “Company”) in connection with the solicitation by the Company of proxies for use at the Company’s 2004 Annual Meeting of Shareholders (together with any postponements or adjournments thereof, the “Annual Meeting”). The annual meeting will be held at the Cherokee County Chamber of Commerce Community Center located at 3605 Marietta Highway, Canton, Georgia on Thursday, April 22, 2004 at 3:00 p.m. local time. The Annual Meeting is being held to consider and vote upon (i) the election of four directors, including two Class I directors to serve until the Company’s 2007 Annual Meeting of Shareholders and two Class III directors to serve until the Company’s 2006 Annual Meeting of Shareholders, and (ii) such other business as may properly come before the Annual Meeting. These proposals are described in greater detail elsewhere in this proxy statement.

The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting other than the matters described in this proxy statement. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the “SEC”), the persons named as proxies on the enclosed proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Annual Meeting that were submitted to the Company after March 3, 2004. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause and will not serve, and on matters incident to the conduct of the Annual Meeting.

This proxy statement is dated March 29, 2004 and is first being mailed to the shareholders of the Company on or about April 2, 2004. A copy of the Company’s 2003 Annual Report to Shareholders (the “Annual Report”) accompanies this proxy statement. Shareholders of the Company may also receive, at no charge except the Company’s cost of copying exhibits, a copy of the Company’s Annual Report on Form 10-K, as filed with the SEC by the Company, for the year ended December 31, 2003, by making a written or oral request to J. Donald Boggus, Jr., President and Chief Executive Officer, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143, telephone (678) 454-2265.

RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

The Company’s Board of Directors has fixed the close of business on March 26, 2004 as the record date for the determination of the Company’s shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of the Company at the close of business on the record date will be entitled to vote at the Annual Meeting. At the close of business on the record date, there were 2,492,135 shares of the Company’s common stock, $1.00 par value, issued and outstanding and held by approximately 1,292 shareholders of record. Notwithstanding the record date specified above, the Company’s stock transfer books will not be closed and shares of the Company’s common stock may be transferred at any time subsequent to the record date. However, all votes must be cast in the names of shareholders of record on the record date.

Holders of common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of common stock held of record at the close of business on the record date. Shares of common stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares of common stock will be voted “FOR” the election of the nominees for director named in this proxy statement and in the discretion of the proxy holders as to any other business properly brought before the Annual Meeting.

A shareholder who gives a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows: Crescent Banking Company, P.O. Box 668, Jasper, Georgia, 30143, Attention: J. Donald Boggus, Jr., President and Chief Executive Officer.

Cost of Solicitation of Proxies

The expense of this solicitation, including the cost of preparing and mailing this proxy statement and the accompanying Annual Report, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company’s common stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph.

Quorum and Voting Requirements

The approval of each proposal set forth in this proxy statement requires that a quorum be present at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date.

Proposal One, relating to the election of the nominees for directors, requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that Proposal One will be approved only if the holders of a majority of the shares of common stock entitled to vote and voting at the Annual Meeting vote in favor of Proposal One. With respect to Proposal One, abstentions and “broker non-votes” will be counted as shares of common stock present for purposes of determining the presence of a quorum. However, neither abstentions nor “broker non-votes” will be counted as votes cast for purposes of determining whether a particular proposal has received sufficient votes for approval. A “broker non-vote” occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Any other proposal that is properly brought before the Annual Meeting requires approval by the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting. With respect to such proposals, abstentions will be counted, but “broker non-votes” will not be counted, as shares of common stock present for purposes of determining the presence of a quorum. Both abstentions and “broker non-votes” will be counted as votes cast against such proposals for purposes of determining whether such proposal has received sufficient votes for approval.

Adjournment

In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Company’s Board of Directors is presently divided into three classes, designated as Class I, Class II, and Class III directors. Each of Class I and Class II consists of two members while Class III consists of three members, each serving for a period of three years from their respective dates of election. There are presently two vacancies in Class III which the Company’s Board of Directors may fill at any time in its discretion. Class I directors are presently serving a term that expires upon the Company’s 2004 Annual Meeting of Shareholders. The Class II and Class III directors are currently serving terms that expire upon the Company’s Annual Meeting of Shareholders in 2005 and 2006, respectively.

Election of Directors

Election of two Class I Directors. Messrs. John S. Dean, Sr. and Charles R. Fendley are presently serving as Class I directors whose terms will expire at the Annual Meeting. Mr. Dean was elected as a Class I director at the Company’s 2001 Annual Meeting of Shareholders. Mr. Fendley was appointed as a Class I director on September 3, 2003 to fill the vacancy created by the resignation of Mr. A. James Elliott. Mr. Fendley previously served on the Company’s Board from 1994 to 2001.

Messrs. Fendley and Dean have been nominated by the Company’s Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee to stand for re-election. If elected, Messrs. Fendley and Dean will serve as Class I directors for a three year term expiring at the Company’s 2007 Annual Meeting of Shareholders and until their successors are elected and qualified.

Election of Two Class III Directors. Ms. Janie Whitfield and Mr. Cecil Pruett have been nominated by the Company’s Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee to stand for election as Class III directors. If elected, Ms. Whitfield and Mr. Pruett will serve the remaining term expiring at the Company’s 2006 Annual Meeting of Shareholders and until their successors are elected and qualified.

Information Relating to Directors, Executive Officers and Nominees

The table on the following pages sets forth, as to each executive director, officer or nominee, (i) his or her name; (ii) his or her age at March 29, 2004; (iii) the date he or she was first elected as a director or officer; (iv) a description of positions and offices that he or she holds with the Company (other than as a director), Crescent Bank & Trust Company (the “Bank”), and Crescent Mortgage Services, Inc., the Company’s wholly-owned mortgage banking subsidiary (“CMS”), if any; (v) a brief description of his or her principal occupation or occupations over at least the last five years; (vi) his or her other business experience; (vii) the number of shares of common stock beneficially owned by him or her on March 24, 2004; (viii) and the percentage of the total shares of common stock outstanding on March 24, 2004 that his or her beneficial ownership represents.

Name; Age at March 29, 2004; Date First Elected as Director of Company	Principal Occupation and Business Experience

Nominees for Election as Class I Directors (Term Expiring 2004, Unless Re-Elected)

John S. Dean, Sr. Age 64 2000	Mr. Dean served as President and Chief Executive Officer of Amicalola Electric Membership Cooperative from 1975 until his retirement in January 2000. Mr. Dean has served as a director of CoBank, a $22 billion Cooperative Bank, for nine years. Mr. Dean has served as a director of the Bank since its organization and of CMS since April 1998. Mr. Dean has served on the Company’s Board of Directors since April 2000 and as its Chairman since September 2003.

Charles R. Fendley Age 58 2003	Mr. Fendley served as the Vice President of Jasper Yarn Processing, Inc., a textile business, from 1972 until 1996, and has been a director of Oglethorpe Power Corporation since 1993. Mr. Fendley has served as a director of the Bank since its organization. Since August 1996, Mr. Fendley has served as a mortgage officer of Crescent Bank and Trust Company. Mr. Fendley previously served on the Company’s Board of Directors from 1994 to 2001 and served as Secretary of the Company from May 1995 to April 2001.

Nominees for Election as Class III Directors

Janie Whitfield Age 61 2002	Ms. Whitfield owned and operated Mountain Gold, Inc., which did business as the Bargain Barn, a retail sporting goods store, for 36 years before selling that company in 1998. Ms. Whitfield was an organizer of the Bank and has served as a director since its inception. Ms. Whitfield chaired the Bank’s loan committee for three years, served as the Bank’s Chairperson from April 2002 until May 2003 and previously served as the Bank’s Vice Chairperson and Secretary. Ms. Whitfield has served as a director of the Company since April 2002.

Cecil Pruett Age 65	Mr. Pruett is currently serving his third term as the Mayor of the City of Canton. Mr. Pruett also owns Pruett and Associates, an insurance agency. Mr. Pruett has served as a director of the Bank since January 2000 and is the current Chairman of the Bank’s Board of Directors. Mr. Pruett was a director of the Bank of Canton until the Bank sold to Wachovia. Mr. Pruett serves as a director of the Georgia Baptist Children Home, North Georgia Regional Development Center, and Reinhardt College Board of Trustees. Mr. Pruett is President Elect of the Georgia Municipal Association. Mr. Pruett was appointed by Governor Barnes to serve on the Advisory Committee for Land Conservation.

Name; Age at March 29, 2004; Date First Elected as Director of Company	Principal Occupation and Business Experience

Incumbent Class III Directors (Term Expiring 2006)

Michael W. Lowe Age 56 1991	Mr. Lowe founded Jasper Jeep Sales, Inc. in 1976 and has served as its Chief Executive Officer since that time. Mr. Lowe has been a director of the Company and of the Bank since their respective organizations.

Incumbent Class II Directors (Term Expiring 2005)

Charles Gehrmann Age 66 2000	Mr. Gehrmann worked for Mack Trucks, Inc., including the position of regional manager, from 1963 until 1990 when he purchased the Mack Truck franchise in Atlanta, Georgia. Mr. Gehrmann sold Mack Sales of Atlanta, Inc. in 1999 and continued to serve as its President and Chief Executive Officer until 2001. Mr. Gehrmann is currently Chairman of the Federal Employees Credit Union where he has served as a director since 1984. Mr. Gehrmann has served as a director of the Bank since April 1995, of CMS since April 1996, and of the Company since January 2000. Mr. Gehrmann has served as Chairman of CMS since April 2001.

J. Donald Boggus, Jr. Age 40 1999	Mr. Boggus began his banking career working with C & S National Bank in 1984 while attending the Georgia Institute of Technology. After serving as a staff accountant for two years with a regional accounting firm, Mr. Boggus worked as Controller for Etowah Bank in Canton, Georgia. Mr. Boggus joined the Bank as Controller in March 1989. Mr. Boggus served as Chief Financial Officer of the Bank and the Company until being named President and Chief Executive Officer in April 1996. Mr. Boggus has served on the Board of Directors of each of the Bank and CMS since April 1996 and of the Company since April 1999. Mr. Boggus serves as Secretary of CMS. Mr. Boggus also serves as a director of Vision Bancshares, Inc. and Mountain Bancshares, Inc.

Name; Age at March 29, 2004	Principal Occupation and Business Experience

Officers of the Company Not Serving as Director

Gary E. Reece Age 49	Mr. Reece joined the Bank in 1996 and serves as its Executive Vice President and Senior Lending Officer. Mr. Reece was employed as Executive Vice President of Pickens County Bank from 1982 until 1992, and as Senior Vice President and Senior Lending Officer of Gilmer County Bank from 1994 until joining the Bank. He received his B.S. Degree from the University of Georgia in 1976 and his M.Ed. in 1981.

Leland W. Brantley, Jr. Age 32	Mr. Brantley serves as Senior Vice President and Chief Financial Officer for the Company and the Bank. Mr. Brantley joined the Company in November 2002. He has a B.S. in Accounting from Wake Forest University and is a Certified Public Accountant. Mr. Brantley held the position of Chief Financial Officer for Hometown Bank of Villa Rica from April 2000 to November 2002. Mr. Brantley served as a senior accountant for Bricker and Melton, P.A. from December 1996 to March 2000. Prior to Bricker and Melton, Mr. Brantley worked as a staff accountant with Hazlett, Lewis and Bieter, PLLC from January 1995 to December 1996.

Recommendation and Required Vote

Proposal One, relating to the election of nominees as directors, requires the affirmative vote of the holders of shares of common stock representing a “plurality” of the votes cast at the Annual Meeting at which a quorum is present for such Proposal to be approved. This means that, to be approved, Proposal One must receive the affirmative votes of the holders of a majority of the shares of common stock entitled to vote and actually voting at the meeting. All shares represented by valid proxies, and not revoked before they are exercised, will be voted in the manner specified therein. Although all nominees are expected to serve if elected, if any nominee is unable to serve, then the persons designated as proxies will vote for the remaining nominees and for such replacements, if any, as may be nominated by the Company’s Board of Directors based upon the recommendation of the Nominating and Corporate Governance Committee. Proxies cannot be voted for a greater number of persons than the number of nominees specified herein (four persons). Cumulative voting is not permitted.

The nominees have been nominated by the Company’s Board of Directors based on the recommendation of the Company’s Nominating and Corporate Governance Committee, and the Board of Directors unanimously recommends a vote “FOR” this Proposal One.

ADDITIONAL INFORMATION CONCERNING

THE BOARD OF DIRECTORS AND COMMITTEES

During 2003, the Board of Directors held eight meetings. Each member of the Company’s Board of Directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which he or she served. All of the Company’s directors were in attendance at the Company’s 2003 Annual Meeting. Although the Company has no specific policy with respect to director attendance at meetings, we encourage our directors to attend our annual shareholders’ meetings and all meetings of the Board and committees on which the directors serve.

Committees of the Board of Directors

The Company maintains standing Executive, Audit, Compensation, and Nominating and Corporate Governance Committees. These committees also serve the same functions for the Bank.

Audit Committee. The Audit Committee of the Board of Directors is composed of Messrs. Dean (Chairman), Gehrmann, and Ms. Whitfield, all of whom are independent directors as defined in the Nasdaq and SEC rules. The Audit Committee has the responsibilities set forth in the Audit Committee Charter, including reviewing the Company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It appoints independent auditors, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management’s response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The Audit Committee held 13 meetings during 2003. See “Report of the Audit Committee.”

Compensation Committee. The Company’s Compensation Committee presently is comprised of non-employee directors Ms. Whitfield (Chairperson) and Messrs. Dean and Gehrmann, all of whom are independent directors as defined in the Nasdaq rules. The Compensation Committee has the authority set forth in its Charter, including determining the compensation of the executive officers and employees of the Company, the Bank and CMS. All officers of the Company are compensated by the Bank. The Compensation Committee also administers various of the Company’s benefit and incentive plans. The Compensation Committee has the power to interpret the provisions of the Company’s Dividend Reinvestment and Stock Purchase Plan, the 1995 Stock Option Plan for Outside Directors (the “1995 Director Plan”), the 2001 Non-Employee Director Stock Option Plan (the “2001 Director Plan”) and the 2001 Long-Term Incentive Plan (the “2001 LTIP”). The Compensation Committee held four meetings during 2003. See “Report of the Compensation Committee.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is composed of Messrs. Dean (Chairman), Gehrmann and Lowe, and Ms. Whitfield, all of whom are independent directors as defined in the Nasdaq rules. The purpose of this Committee is to identify individuals qualified to become members of the Board of Directors of the Company and/or the Bank, and recommend to the Board of the Company and the Bank the director nominees for the next annual meeting of shareholders. While nominees recommended by shareholders will be considered, the Nominating and Corporate Governance Committee has not actively solicited recommendations. The Committee also takes a leadership role in shaping corporate governance policies and practices including recommending to the Board of Directors the corporate governance principles applicable to the Company and monitoring Company compliance with said policies and guidelines. The responsibilities and duties of the Nominating and Corporate Governance Committee are more fully set out in the Committee’s Charter, which is available on the Company’s website at www.crescentbank.com. The Nominating and Corporate Governance Committee held no meetings during 2003 and has held one meeting to date in 2004.

The Bank’s Board of Directors maintains separate Mortgage Banking, Loan and Investment Committees.

Independent Directors

The Company’s common stock is listed on the Nasdaq SmallCap Market. Nasdaq requires that a majority of our directors be “independent directors,” as defined in the Nasdaq rules. Generally, a director does not qualify as an independent director if the director (or, in some cases, a member of a director’s immediate family) has, or in the past three years had, certain relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board has affirmatively determined that a majority of the Company’s directors are independent directors under the Nasdaq rules. The following current directors and nominees for director constitute independent directors:

John S. Dean, Sr.

Charles Gehrmann

Michael W. Lowe

Janie Whitfield

Independent Director Meetings in Executive Sessions

The Company’s independent directors, as defined under the Nasdaq rules, meet separately from the other directors in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Company’s independent directors. Any independent director may call an executive session of independent directors at any time.

Director Nominating Process

The Nominating and Corporate Governance Committee reviews and makes recommendations to the full Board of Directors regarding the composition, size and organization of the Board so that the Board consists of members with the proper expertise, skills, attributes and personal and professional backgrounds needed by the Company, consistent with applicable Nasdaq and regulatory requirements.

The Company’s Nominating and Corporate Governance Committee identifies director candidates based upon suggestions from current directors and executives, recommendations from shareholders and, in some cases, advice received from one or more search firms engaged by the Nominating and Corporate Governance Committee. Director candidates are typically interviewed by the Chairman of the Nominating and Corporate Governance Committee and at least one other member of the Committee. The full Board formally nominates candidates for director to be included in the slate of directors presented for shareholder vote based upon the recommendations of the Nominating and Corporate Governance Committee following this process.

Any shareholder may recommend a director nominee by submitting the name and qualifications of the candidate that the shareholder wishes to recommend to the Company’s Nominating and Corporate Governance Committee, c/o Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. To be considered, recommendations must be received by December 3, 2004, which is 120 calendar days before the one-year anniversary of the date the Company mailed this proxy statement to shareholders, and the recommendation must include information relating to the expertise, skills, attributes and personal and professional background of such candidates. All recommendations will be brought to the attention of the Company’s Nominating and Corporate Governance Committee, which may solicit additional information from the recommending shareholder or the candidate. Candidates for director recommended by shareholders are afforded the same consideration as candidates for director that are identified by Company directors, executives or director search firms.

Shareholder Communications

Shareholders who wish to communicate with the Board of Directors, a Board committee, any group of directors or any individual director may do so by sending written communications addressed to the Board of

Directors, a Board committee or such group of directors or individual director, c/o Secretary, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. All communications will be compiled by the Company’s Secretary and submitted to the addressee at the next regular meeting of the Board.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics applicable to all directors, officers and employees, with special provisions applicable to the Company’s Chief Executive Officer and its financial officers. A copy of the Code of Conduct and Ethics will be provided upon request to our Secretary, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143. This code complies with applicable Nasdaq and SEC requirements.

Compensation of Directors

During 2003, each member of the Company’s Board of Directors received a retainer fee of $4,000 for their services. In addition, pursuant to the 1995 Director Plan and the 2001 Director Plan, the Company regularly awards stock options to its outside directors. During each of 1995, 1996, 1997, 1999 and 2000, the Company awarded 400 stock options to each of its outside directors. During 1998, the Company’s Board of Directors and shareholders approved certain amendments to the 1995 Director Plan, which, among other things, authorized a one-time grant of 4,000 stock options to be made during 1998 to each of the Company’s outside directors. The Company completed this one-time grant on April 17, 1998. During each of 2001, 2002, and 2003, the Company awarded 750 stock options to each of its outside directors. The Company has 98,000 shares of its common stock authorized and reserved for issuance under the 1995 Director Plan, and, as of March 29, 2004, stock options had been granted with respect to 97,998 shares under the 1995 Director Plan. The Company has 100,000 shares of its common stock authorized and reserved for issuance under the 2001 Director Plan, and, as of March 29, 2004, stock options had been granted with respect to 12,452 shares under the 2001 Director Plan.

Report of the Audit Committee

The Audit Committee monitors the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter originally adopted by the Board of Directors and the Audit Committee on June 13, 2000, and subsequently revised to reflect changes required by the Sarbanes-Oxley Act of 2002 and National Association of Securities Dealers, Inc. (“NASD”). The Audit Committee’s Charter was first published in the Company’s proxy statement for the 2001 Annual Meeting of Shareholders. This year the Audit Committee revised its written charter following the adoption of new Nasdaq governance standards, which was then approved by the Board of Directors. The revised charter is included as Exhibit A to this proxy statement.

This report reviews the actions taken by the Audit Committee with regard to the Company’s financial reporting process during 2003 and particularly with regard to the Company’s audited consolidated financial statements as of December 31, 2003 and 2002 and the operating results for the three year period ended December 31, 2003.

The Audit Committee is composed of three persons, all of whom currently are “independent directors,” as defined in the Nasdaq and SEC rules. None of the Audit Committee members is or has been an officer or employee of the Company or any of its subsidiaries, has engaged in any nonexempt business transaction or has any nonexempt business or family relationship with the Company or any of its subsidiaries or affiliates, other than in the ordinary course of business. Given our non-urban location, to date we have been unable to identify a suitable candidate for director that would qualify as an “audit committee financial expert,” as defined by the SEC, to become a member of the Audit Committee. The Board of Directors believes that the incumbent Audit Committee members’ financial acumen is strong and that they can discharge the Audit Committee’s responsibilities. The Audit Committee also serves as the audit committee of the Bank.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee monitors the integrity of the Company’s financial reporting process and system of internal controls as well as the independence and performance of the Company’s independent auditors and internal auditors. The Audit Committee also appoints or recommends annually to the Board of Directors the accountants to serve as the Company’s independent auditors for the coming year. The Audit Committee pre-approves the professional services that are provided by the Company’s independent auditor in accordance with the pre-approval policy discussed under “Audit Committee Pre-Approval Policy.”

The Audit Committee believes that it has taken the actions necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter and applicable law. To carry out its responsibilities, the Audit Committee met 13 times during 2003.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the Company’s independent auditors, Dixon Hughes, PLLC (“Dixon Hughes”), their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Dixon Hughes its independence from management and the Company, including the written disclosures, letter and other matters required of Dixon Hughes by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2003 by Dixon Hughes that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company’s interim financial statements during 2003 is compatible with maintaining Dixon Hughes’

independence, and determined that the provision of non-audit services by Dixon Hughes is compatible with being independent.

Additionally, the Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plan for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC. The Audit Committee also recommended to the Board of Directors that the Company retain Dixon Hughes as the Company’s independent auditors for 2004. The Board has approved and ratified such recommendation. In addition, the Committee has approved the scope of non-audit services anticipated to be performed by Dixon Hughes in 2004 and the estimated budget for those services.

Audit Committee

John S. Dean, Sr., Chairman

Charles Gehrmann

Janie Whitfield

March 29, 2004

Ownership of Common Stock by Directors, Executive Officers and Certain Beneficial Owners

The following table reflects the number of shares of common stock beneficially owned by (i) each of the directors, (ii) each of the executive officers named in the Summary Compensation Table below, and (iii) all of the directors and executive officers of the Company as a group, and includes the name and address of those persons known by the Company to beneficially own more than 5% of the common stock as of March 29, 2004, together with the number of shares and percentage of outstanding shares beneficially owned. Management of the Company is informed that all such shares were held individually by each such shareholder with sole voting and investment power, except as noted herein.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
J. Donald Boggus, Jr., President/CEO 281 Happy Talk Trail Jasper, GA 30143	212,832	(2)	8.59%

John S. Dean, Sr., Chairman 357 Alpine Drive Jasper, GA 30143	46,171		1.86%

Charles R. Fendley, Director 732 Big Canoe Jasper, GA 30143	11,447		0.46%

Charles Gehrmann, Director P.O. Box 18027 Atlanta, GA 30316	33,583		1.36%

Michael W. Lowe, Director Fox Run Jasper, GA 30143	520,206	(3)	21.01%

Janie Whitfield, Director Rachel Drive Jasper, GA 30143	63,400		2.57%

Leland Brantley, Chief Financial Officer 977 Laurel Field Lane Marietta, GA 30064	—		—

Gary E. Reece, Executive Officer P.O. Box 503 Jasper, GA 30143	17,219		0.70%

All current directors and executive officers as a group (8 persons)	904,858		36.02%

(1)	Information relating to beneficial ownership of common stock is based upon information furnished by each person using “beneficial ownership” concepts as set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.

(2)	Includes 18,789 shares held by Mr. Boggus’ wife, 97,874 held by Pickland, Inc., 39,970 shares held by Happy Talk Trail Partners, LLLP and 8,114 shares held by Trust U/W James D. Boggus, Sr.
(3)	Includes 26,615 shares held by Mr. Lowe’s wife and held as custodian for his children.

EXECUTIVE COMPENSATION

Executive officers are appointed annually by the respective Boards of Directors of the Company and the Bank following the annual meetings of shareholders, to serve until the next annual meeting and until successors are chosen and qualified.

Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s chief executive officer and other executive officers who make in excess of $100,000 per year (collectively, the “Named Executive Officers”). The disclosure requirements for the Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

The following report reflects the Company’s compensation philosophy, as endorsed by the Board of Directors of each of the Company, the Bank and CMS, as well as the Compensation Committee, and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting the report. The Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of the Company and its subsidiaries.

Compensation Committee Interlocks

Ms. Whitfield (Chairperson) and Messrs. Dean and Gehrmann presently are members of the Compensation Committee, none of whom was an officer or employee of the Company or its subsidiaries in 2003.

Report of the Compensation Committee

General

Ms. Whitfield (Chairperson), and Messrs. Dean and Gehrmann are presently members of the Compensation Committee, none of whom was an officer or employee of the Company or its subsidiaries in 2003, and all of whom are independent directors as defined in the Nasdaq rules. The Company’s Board of Directors elects the members and the Chairperson of the Compensation Committee.

Compensation Policy

The policies that govern the Compensation Committee’s executive compensation decisions are designed to align changes in total compensation with changes in the value created for the Company’s shareholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to the Company’s operating performance and that achievement of performance objectives over time is the primary determinant of share price.

The underlying objectives of the Compensation Committee’s compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At the Company, performance-based executive officer compensation includes: base salary, short-term annual cash incentives, and long-term stock and cash incentives.

Base Salary and Increases

In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Compensation Committee using performance results documented and measured annually. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with the Company’s peers and competitors. The Company’s general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with the Company’s performance.

Short-Term Incentives

The Company, through its annual bonus payments, seeks to align short-term cash compensation with individual performance and performance for the shareholders. The Compensation Committee, using recommendations from the Company’s chief executive officer, approves annual bonus payments, including extraordinary bonus payments, to those officers who have made superior contributions to the Company’s profitability, as measured and reported through individual performance goals established at the beginning of the year. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year.

Long-Term Incentives

Long-term incentive awards have been made under the Company’s stock and incentive plans, including the 2001 LTIP. Stock options granted under these plans are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company’s shareholders by rewarding capital appreciation and earnings growth. Upon the recommendation of the chief executive officer, and subject to approval by the Compensation Committee, stock options are awarded annually to those key officers whose performance during the year has made a significant contribution to the Company’s long-term growth. During 2003, the Company awarded options to purchase 31,500 shares of its common stock to eight individuals.

As discussed below, the Company also awards stock options and restricted stock awards to certain of its key executive officers pursuant to employment agreements between the Company and/or its subsidiaries, as appropriate, and those officers.

Deduction Limit

Other than in extraordinary years for the Company’s mortgage business, the Company, because of its compensation levels, generally does not expect to lose deductions otherwise available to it under Section 162(m) of the Internal Revenue Code of 1986, as amended. This section generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. The Company believes that its employment agreement with Mr. KenKnight is not subject to Section 162(m). However, Mr. Leddy’s compensation during 2003 exceeded the limits prescribed by Section 162(m) by a total of approximately $271,146. As a result of the termination of the employment of both Messrs. KenKnight and Leddy in connection with the sale of the Company’s wholesale mortgage operations, the Company does not anticipate future compensation payments in excess of the limits prescribed by Section 162(m).

Chief Executive Pay

The Compensation Committee formally reviews and approves the compensation paid to the chief executive officers of the Company, the Bank and CMS during the first quarter of each year. Final approval of chief executive compensation is subject to the review and approval of the Company’s Board of Directors outside the presence of the chief executive officer. Changes in base salary and the awarding of bonuses and other cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company’s strategic performance plan and the initiatives taken to direct the Company. In addition, utilizing published surveys, databases, and proxy statement data, including, for example, public information compiled from the Sheshunoff Bank Executive and Director Compensation Survey (collectively, the “Survey Data”), the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located in comparable markets nationally, as well as of locally-based banks and thrifts. While there is likely to be a substantial overlap between the financial institutions included in the Survey Data and the banks and thrifts represented in the Nasdaq Bank Index line on the shareholder return performance graph below, the groups are not exactly the same. The Compensation Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

After reviewing the Survey Data, the salary for Mr. J. Donald Boggus, Jr., President and Chief Executive Officer of the Company and the Bank, was increased by $50,000 to $225,000 annually, effective January 1, 2004. This adjustment maintained Mr. Boggus’ total compensation at a level that the Compensation Committee believes to be commensurate with his peers in the comparative groups.

Summary

In summary, the Compensation Committee believes that the Company’s compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong individual, Company and share value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

Compensation Committee

Janie Whitfield, Chairperson

John S. Dean, Sr.

Charles Gehrmann

March 29, 2004

Executive Compensation Summary

The table below sets forth certain elements of compensation for the Named Executive Officers of the Company or the Bank for the periods indicated.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus	Other Annual Compen- sation (1)	Restricted Stock Awards (2)	Securities Under- lying Options/ SARs	All Other Compen- sation (3)
J. Donald Boggus, Jr. President and Chief Executive Officer of the Company and the Bank	2003 2002 2001	$175,000 150,000 130,000		$60,000 25,000 30,000	$0 0 4,455	0 0 0	10,000 0 10,000	$29,224 20,670 10,810

Robert C. KenKnight Executive Vice President of the Bank; President of the Bank’s Mortgage Division and CMS	2003 2002 2001	$5,236,242 4,562,179 3,464,550	(4) (4)	$0 0 0	$0 0 44,073	0 0 35,240	0 0 10,000	$6,000 6,000 6,000

Michael P. Leddy Executive Vice President of CMS in Charge of Secondary Mortgage Marketing	2003 2002 2001	$150,000 150,000 150,000		$1,121,146 1,320,909 575,637	$0 0 10,278	0 0 34,981	0 0 2,000	$6,000 6,000 6,000

Gary Reece Executive Vice President and Senior Lending Officer of the Bank	2003 2002 2001	$135,000 120,000 100,000		$30,000 20,000 20,000	$0 0 5,397	0 0 0	5,000 0 5,500	$12,606 9,096 3,470

Leland Brantley, Jr. Senior Vice President and Chief Financial Officer of the Company and the Bank	2003 2002	$97,500 11,125		$30,000 0	$0 0	0 0	4,000 5,000	$583 0

(1)	Cash award representing the tax effect of the exercise of stock options in the prior year as provided per the non-qualified option agreement.
(2)	Number of shares granted to Mr. KenKnight and Mr. Leddy pursuant to their employment agreements with the Company, based on a percentage of the total added value of the Bank’s mortgage division and CMS. Such shares vest as to 20% per year from the date of grant.

(Footnotes	Continued)
(3)	Other compensation represents insurance premiums paid by the Company on group term life insurance in excess of $50,000, car allowances and the Supplemental Executive Retirement Plan. The Bank has adopted a non-tax qualified Supplemental Executive Retirement Plan (“SERP”) for Mr. Boggus and Mr. Reece. The SERP is designed to provide a retirement benefit to the executives. The retirement benefits are related to the performance of bank owned life insurance carried on each executive. In the case of an executive’s involuntary termination of employment for any reason (other than for cause) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit payable equal to full retirement benefit that he would have received had he remained in the employment of the Bank and retired. In the event of the executive’s death while employed, the executive’s beneficiary will receive a split dollar death benefit in the amount of 80% of the net at risk life insurance portion of the death benefit.
(4)	Under Mr. KenKnight’s employment agreement, Mr. KenKnight earned commissions based upon the net income of the Company’s mortgage operations. Because the net income of the Company’s mortgage operations for periods prior to 2002 have been restated, resulting in reduced net income for those periods, Mr. KenKnight’s compensation for 2002 was reduced by $2,918,729 from the earned amount of $4,562,179, as reflected above, to $1,643,450. Mr. KenKnight’s compensation for 2001 was increased $269,296 for total $3,733,846 due to the restatement of net income. Mr. KenKnight’s compensation for 2000 was reduced by $1,220,280 due to the restatement of net income to reflect a credit due from Mr. KenKnight of $1,157,950.

The following table reflects certain information concerning grants of options to purchase the Company’s common stock during fiscal year 2003 to the Named Executive Officers.

Option/SAR Grants in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value ($)

J. Donald Boggus, Jr.	10,000	31.75%	$30.89	10/23/2013	80,000

Leland Brantley, Jr.	4,000	12.70	30.89	10/23/2013	32,000

Gary Reece	5,000	15.87	30.89	10/23/2013	40,000

Aggregated Option/SAR Exercises in 2003

and 2003 Year-End Option/SAR Values

The following table shows stock options exercised by the Named Executive Officers during 2003, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 2003. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company’s common stock.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End Exercisable (E) / Unexercisable (U)		Value of Unexercised In- the-Money Options/SARs at Fiscal Year-End ($) Exercisable (E) / Unexercisable (U)
J. Donald Boggus, Jr.	0	N/A	10,000 10,000	(E) (U)	$ $	217,800 8,900	(E) (U)

Robert C. KenKnight	0	N/A	3,000 0	(E) (U)	$ $	65,340 0	(E) (U)

Michael P. Leddy	0	N/A	2,000 0	(E) (U)	$ $	43,560 0	(E) (U)

Gary Reece	0	N/A	5,500 5,000	(E) (U)	$ $	119,790 4,450	(E) (U)

Leland Brantley, Jr.	0	N/A	0 9,000	(E) (U)	$ $	0 93,210	(E) (U)

Executive Employment Agreement

Robert C. KenKnight. Prior to December 31, 2003, Mr. KenKnight served as Executive Vice President of the Bank, President of the Bank’s mortgage division (“CMD”) and President of CMS, pursuant to the terms of an employment agreement dated as of May 1, 1997. Under the agreement, Mr. KenKnight was entitled to participate in all savings, retirement and welfare plans maintained by the Company for its executive officers. Mr. KenKnight’s only other compensation under the agreement consisted of a percentage share of the Value Added of the CMD for each year. The Value Added of the CMD for any year is defined as the sum of the combined net income of both CMD and CMS for such year (with certain stated adjustments), plus the amount of increase or decrease in the net appraised value of the Company-wide mortgage servicing portfolio from the end of the preceding year. Mr. KenKnight received a total of 33.3% of the after-tax Value Added of the CMD each year, of which 28.03% was paid in cash and 5.3% was paid in the form of restricted stock which vested 20% per year over five years or upon the earlier of his 65th birthday or death, or the dissolution or liquidation of the Company. He received a monthly draw against the projected cash portion of the award, with a true-up after year end to reflect actual performance.

Michael P. Leddy. Prior to December 31, 2003, Mr. Leddy served as Executive Vice President of CMS in charge of Secondary Mortgage Marketing. As such, he was a party to a compensation agreement, dated as of April 30, 1998, under which he was entitled to an annual base salary (currently at the rate of $150,000), plus an annual bonus determined on the basis of a formula related to the Value Added of the CMD for such year, as follows. With respect to the first $1 million of the Value Added of the CMD, the Board of Directors could grant Mr. Leddy a discretionary cash bonus of up to 20% of his base salary. He received an additional bonus for such year equal to 5% of the amount, if any, of the Value Added of the CMD between $1 million and $2 million; 7.5% of the amount, if any, of the Value Added of the CMD between $2 million and $3 million, and 10% of the amount, if any, of the Value Added of the CMD above $3 million. Any portion of the bonus attributable to Value Added of the CMD of under $2 million was paid in cash. Any portion of the bonus attributable to Value Added of the CMD of $2 million or above was paid 50% in cash and 50% in the form of restricted stock which vested 20% per year over five years or upon the earlier of Mr. Leddy’s 65th birthday or death, or the dissolution or liquidation of the Company.

On December 31, 2003, certain assets of, and certain liabilities relating to, the wholesale mortgage banking business of CMS were sold to Carolina Financial Corporation (“Carolina”), Crescent Mortgage Company (“CMC”) and Community FirstBank of Charleston (“FirstBank”) pursuant to the Asset Purchase Agreement, dated as of November 3, 2003, by and among CMS, Carolina, CMC and FirstBank. In connection with the sale, the employment of Messrs. KenKnight and Leddy with the Company and its subsidiaries was terminated and each became an executive officer of CMC effective as of December 31, 2003. Neither Mr. KenKnight nor Mr. Leddy is entitled to further compensation from CMS or the Company, except with respect to the collection of certain receivables on behalf of CMS.

Change in Control Agreements

J. Donald Boggus, Jr., Gary Reece, and Leland W. Brantley, Jr. entered into change in control agreements with the Company on February 20, 2003. These agreements have a three-year term, with automatic one-year extensions, unless expressly not renewed. The agreements provide for payment of compensation and benefits to the executive in the event of a change in control (as defined in the agreements), if the executive’s employment is involuntarily terminated by the Company without cause (as defined in the agreement) or if the executive terminates his employment for good reason (as defined in the agreement). The agreements for J. Donald Boggus, Jr. and Gary Reece provide for a 24 month employment period commencing on the effective date of a change in control. The agreement for Leland W. Brantley, Jr. provides for a 12 month employment period commencing on the effective date of a change in control.

Certain Transactions

The Bank and CMS have had, and the Bank expects to have in the future, commercial and mortgage banking transactions in the ordinary course of business with certain of their and the Company’s directors, nominees for director, executive officers, five percent shareholders, and certain business organizations with which these persons are associated. These transactions include loans, commitments, lines of credit, and letters of credit. Each of these transactions, including any loans, has been made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectibility or present other features unfavorable to the Bank, the Company or CMS. Additional transactions with such persons and businesses are anticipated in the future. At December 31, 2003, the amount of credit extended to directors, executive officers, and principal shareholders and their associates was approximately $2,378,442, or approximately 4.6% of the Company’s consolidated shareholders’ equity.

Information Concerning the Company’s Independent Auditor

The certified public accounting firm of Dixon Hughes, PLLC (“Dixon Hughes”), was the independent auditor for the Company during the year ended December 31, 2003. The Board of Directors, upon the recommendation of the Audit Committee, has appointed Dixon Hughes as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2004. Dixon Hughes became the independent auditors for the Company on May 1, 2003, following the dismissal of Mauldin & Jenkins, Certified Public Accountants and Consultants, LLC (“Mauldin & Jenkins”). The decision to replace Mauldin & Jenkins with Dixon Hughes was made by the Company’s Board of Directors, upon the recommendation of the Audit Committee, and was not based upon any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Dixon Hughes’s report on the Company’s financial statements for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate questions from shareholders.

Dixon Hughes has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and it subsidiaries except as auditors and independent certified public accountants of the Company and its subsidiaries. The following table shows the aggregate fees billed to the Company for professional services by Dixon Hughes for fiscal year 2003 and Mauldin & Jenkins for fiscal 2002:

	Fiscal 2003(1)	Fiscal 2002
Audit Fees (2)	$148,000	$116,895
Audit-Related Fees (3)	60,050	77,435
Tax Fees (4)	2,550	12,910
Other Fees (5)	0	23,392

Total	$210,600	$230,632

(1)	Dixon Hughes was not engaged as the Company’s independent auditors until May 2003. Therefore, the 2003 fees represent only a partial year. In 2003 Mauldin & Jenkins billed the Company $60,705 for professional services comprised of (i) $5,608 for audit fees, (ii) $9,358 for tax fees, and (iii) $45,739 for audit-related fees.
(2)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the quarterly interim consolidated financial statements and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, as well as such services as consents and assistance with and review of documents filed with the SEC.
(3)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” and include employee benefit plan audits, accounting consultations, internal control reviews and attest services that are not required by statute or regulation.
(4)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning.
(5)	All Other Fees consist of fees for products and services other than the services reported above.

Based upon the Company’s relationship with Dixon Hughes, including the services and fees described above, the Company’s Board of Directors believes that the provision of services by Dixon Hughes to the Company is compatible with maintaining the independence of Dixon Hughes from the Company.

During the two most recent fiscal years and through the date hereof, the Company has not consulted with Dixon Hughes or Mauldin & Jenkins on items that (i) were or should have been subject to SAS 50, or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor as (described in Regulation S-K, Item 304 (a)(2)).

Audit Committee Pre-Approval Policy

Under the Audit Committee’s Charter and Pre-Approval Policy, the Audit Committee is required to approve in advance the terms of all audit services provided to the Company as well as all permissible audit-related and non-audit services to be provided by the independent auditors. Unless a service to be provided by the independent auditors has received approval under the Pre-Approval Policy, it will require specific pre-approval by the Audit Committee. The Pre-Approval Policy is detailed as to the particular services to be provided, and the Audit Committee is to be informed about each service provided. The approval of non-audit services may be delegated by the Committee to any of its members, but may not be performed by the Company’s management. The term of any pre-approval is twelve months, unless the Audit Committee specifically provides for a different period.

The Audit Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimates. In addition to the annual audit work, the independent auditors may perform certain other audit related or non-audit services that are pre-approved by the Audit Committee and are not prohibited by regulatory or other professional requirements. Engagements for the annual audit and recurring tax return preparation engagements shall be reviewed and approved annually by the Audit Committee based on the agreed upon engagement terms, conditions and fees. The nature and dollar value of services provided under these engagements shall be reviewed by the Audit Committee to approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items, if any.

In the event audit-related or non-audit services that are pre-approved under the Pre-Approval Policy have an estimated cost in excess of certain dollar thresholds, these services require specific pre-approval by the Audit Committee. Any proposed engagement must be approved in advance by the Audit Committee applying the principles set forth in the Pre-Approval Policy prior to the commencement of the engagement. In determining the approval of services by the independent auditors, the Audit Committee evaluates each service to determine whether the performance of such service would: (a) impair the auditors’ independence; (b) create a mutual or conflicting interest between the auditor and the Company; (c) place the auditor in the position of auditing his or her own work; (d) result in the auditor acting as management or an employee of the Company; or (e) place the auditor in a position of being an advocate for the Company. In no event are monetary limits the only basis for the pre-approval of services.

During the 2003 fiscal year, all of the professional services provided by Dixon Hughes and Mauldin & Jenkins were pre-approved by the Audit Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the SEC on a timely basis initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers, and greater than ten percent shareholders are required by SEC regulation to furnish the Company the copies of all Section 16(a) reports they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to directors, executive officers, and greater than ten percent beneficial owners were complied with by such persons.

Stock Performance Graph

The following line-graph compares the cumulative total return on the Company’s common stock from December 31, 1998 to December 31, 2003, with that of the Nasdaq Composite and the Nasdaq Bank Stock index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
NASDAQ Composite	100	186	113	89	61	91
NASDAQ Bank Index	100	96	109	118	121	121
Crescent	100	138	77	111	108	261

OTHER BUSINESS

Management of the Company presently does not know of any matters to be brought before the Annual Meeting other than those described in this proxy statement. If any other matters properly come before the Annual Meeting, then the persons designated as proxies will vote on such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Proposals from shareholders intended to be presented at the 2005 Annual Meeting of Shareholders must be received by the Company on or before December 3, 2004, which is the date that is 120 calendar days before the one-year anniversary of the date that the Company mailed this proxy statement to shareholders, to be eligible for inclusion in the Company’s proxy statement and Proxy related to that meeting. Any other matter proposed by shareholders to be discussed at the Company’s 2005 Annual Meeting of Shareholders may be so discussed if (i) the proposal is received by the Company on or before February 16, 2005, which is the date that is 45 calendar days before the one-year anniversary of the date that the Company mailed this proxy statement to shareholders, and (ii) the Company in its sole discretion and in accordance with applicable law, approves discussion of the matter at the Annual Meeting. Any shareholder proposal not received prior to February 16, 2005 will be considered untimely and, if such proposal is nonetheless presented at the 2005 Annual Meeting of Shareholders, then the proxy holders will be able to vote your shares on any such proposal to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

EXHIBIT A

CRESCENT BANKING COMPANY

AMENDED AND RESTATED CHARTER OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

CRESCENT BANKING COMPANY

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

Title

The title of this Committee shall be the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Crescent Banking Company (the “Company”).

Composition

The Committee shall be composed of a minimum of three members of the Company’s Board. The independence and qualifications of the members of the Committee shall at all times satisfy the requirements of: (i) the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, Inc. (together, the “NASD”), except as otherwise properly permitted by the cure periods provided under NASD Rule 4350(d)(4), subject to the Company’s delivering the appropriate notice to the NASD; (ii) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (iii) the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Commission thereunder; and (iv) the Federal Deposit Insurance Act (the “FDIA”), as amended, and the rules, regulations and guidelines of the Federal Deposit Insurance Corporation (the “FDIC”) thereunder (such independence and qualifications requirements in the preceding clauses (i) through (iv) are collectively referred to herein as the “Membership Requirements”). In addition, each of the members of the Committee shall at all times be independent and free from any relationship that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director, and independent of management of the Company and its direct and indirect subsidiaries and subsidiary affiliated entities (together, “Subsidiaries”). Finally, a “Large Customer”—that is, a customer whose termination of his or her relationship with the Company and/or its Subsidiaries would, as determined by the Board, materially and adversely affect the Company and/or its Subsidiaries—and the representatives, employees or affiliates of a Large Customer, are not independent for purposes of qualification as a member of the Committee.

In addition to the Membership Requirements, all members of the Committee must have a working familiarity and relevant experience with basic finance, banking and accounting practices and controls, including, without limitation, an understanding of generally accepted accounting principles (“GAAP”) and the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. All members of the Committee shall participate in and satisfy any continuing education or other requirements or programs that may be required by the Commission, the NASD or the FDIC.

The Committee shall seek to have at least one member who qualifies as an “audit committee financial expert,” as defined by the Commission in Item 401(h) of Regulation S-K (a “Financial Expert”), and shall otherwise meet the related NASD requirements. The Committee shall work with the Company’s management, the Board and/or the Disclosure Committee (if any), as appropriate, to ensure that the identity and background of any such Financial Expert is properly disclosed or incorporated by reference in the Company’s annual report on Form 10-K (the “Form 10-K”), as filed with the Commission. In the event that no member of the Committee qualifies as a Financial Expert, then the Committee shall provide that disclosure of such fact is included in the Company’s filings with the Commission, as required by the rules of the Commission.

To facilitate compliance with the Membership Requirements, each proposed member of the Committee shall, on an annual basis, complete and submit to the Board an Independence Questionnaire. The Committee, prior to its taking any action during a particular year, shall first ascertain that the Board has (i) carefully reviewed all such Questionnaires, and (ii) affirmatively determined that each of the proposed members of the Committee satisfies the Membership Requirements.

In light of the extraordinary commitment of time and attention required of members of the Committee in fulfilling their responsibilities, no member of the Committee shall be a member of the board of directors of more than two other public companies or a member of the audit committee, or a committee fulfilling similar functions, of more than one other public company.

Members of the Committee shall receive from the Company any Board fees and committee fees, and other compensation due to them, for their service in such capacities, but shall receive no other compensation from the Company (except for fixed amounts of compensation under a retirement plan for prior service with the Company, provided such compensation is not contingent in any way on continued service). The Committee shall take reasonable steps to provide that its members remain independent from the Company, so as to maintain their objectivity and commitment to their responsibilities.

Reporting Structure

The independent auditors shall report directly to the Committee and shall be ultimately accountable to the Committee. As used herein, the term “independent auditors” shall mean “registered public accounting firm” upon and after the establishment of the Public Company Accounting Oversight Board and the implementing rules of such Board and the Commission. Such firm also shall meet all requirements of 12 C.F.R. Part 363, Rule 2-01 of the Commission’s Regulation S-X, and other applicable law and any listing standards that may be applicable to the Company’s common stock.

The Committee shall, in turn, regularly report to the Board, as frequently as may be required or prudent under the caption “Duties and Responsibilities” below.

Purposes

The primary purposes of the Committee are to monitor (i) the accounting and financial reporting processes of the Company and its Subsidiaries and the audits of the financial statements of the Company and its Subsidiaries; (ii) the integrity of the Company’s financial statements; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independence and qualifications of the Company’s independent auditors; and (v) the performance of the Company’s internal audit function and its independent auditors (including the resolution of disagreements between management and the independent auditors). The Committee’s function is one of oversight and review, and it is not required to prepare, audit or guarantee the financial statements, define the scope of the audit, control the Company’s and its Subsidiaries’ accounting policies and practices, or define the standards used in preparing the financial statements, except as required under the caption “Duties and Responsibilities” below.

In furtherance of its purposes, the Committee shall:

1.	Provide assistance to the Board in fulfilling its fiduciary responsibilities relating to the corporate accounting and reporting practices of the Company and its Subsidiaries.

2.	Facilitate communications between the Board and the independent auditors.

3.	Review and discuss the business risk management process that identifies and measures business and financial reporting risks of the Company and its Subsidiaries, and monitor the effectiveness of the control and risk management processes.

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4.	Provide the independent auditors a private, confidential audience at any time it is desired or requested, with or without the presence and/or knowledge of management.

5.	Review with the auditors (internal and external) and the Company’s management, the quality and acceptability of material financial reporting decisions and judgments.

6.	Perform the functions of an audit committee for Crescent Bank & Trust Company and any other of the Company’s Subsidiaries (in the case of Subsidiaries that are banks, pursuant to Section 36 of the FDIA).

Duties and Responsibilities

The Committee, as and to the extent it deems necessary or appropriate, shall observe and perform the following duties and responsibilities:

1.	The Committee shall have the sole authority, as set forth in Section 10A(m) of the Exchange Act, to appoint, replace, oversee and determine funding for the independent auditor and to determine whether such auditor is independent pursuant to the Sarbanes-Oxley Act, the FDIA, the Exchange Act and the rules and regulations of the Commission thereunder, the NASD and the FDIC. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purposes of preparing or issuing an audit report or related work. The Committee shall, at least annually, obtain and review a report by the independent auditor describing:

(i)	the auditor’s internal quality-control procedures;

(ii)	any material issues raised by the most recent internal quality-control review, or peer review, of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor, and any steps taken to deal with any such issues; and

(iii)	the auditor’s independence, and all relationships between the independent auditor and the Company.

2.	The Committee shall not approve the engagement of the independent auditor for the following services while such auditor is engaged to perform audit services:

(i)	bookkeeping or other services related to the accounting records or financial statements of the Company;

(ii)	financial information systems design and implementation;

(iii)	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

(iv)	actuarial services;

(v)	internal audit outsourcing services;

(vi)	management functions or human resources;

(vii)	broker or dealer, investment adviser, or investment banking services;

(viii)	legal services and expert services unrelated to the audit; and

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(ix)	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

3.	The Committee shall approve, in advance, all auditing services and permitted non-audit services, as set forth in Section 10A(i) of the Exchange Act, (including the fees and terms of such services) to be performed for the Company by its independent auditor. The pre-approval requirement shall be waived for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act.

4.	The Committee shall provide that approval of any non-audit services by the Committee is disclosed pursuant to Section 10A(i)(2) of the Exchange Act in the Company’s periodic reports required by Section 13(a) of the Exchange Act. The Committee shall provide that any disclosures required by Item 9 of the Commission’s Schedule 14A (relating to the required contents of the Company’s Proxy Statement for its annual meeting of shareholders), relating to the payment of fees to the independent auditor and/or pre-approval of services, are properly made.

5.	The Committee shall meet with the independent auditor at least annually to review the scope of the audit for the current year and the audit procedures to be utilized. This review is to include the potential effects of business and financial statement risks on the Company’s control systems and quality of financial reporting, and a discussion of the extent to which the financial statements contain all disclosures that could reasonably be deemed “material” within the meaning of applicable requirements. At the conclusion of this meeting, the Committee shall review any comments or recommendations made by the independent auditors.

6.	The Committee shall review and discuss with management and the independent auditor, the Company’s annual audited financial statements prior to the filing with the Commission of the Company’s Form 10-K and/or the distribution of the Company’s Annual Report to Shareholders, including, without limitation, the disclosures made in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (the “MD&A Section”). Except as otherwise may be agreed by the Committee at any time and from time to time, in the course of such review, the Committee shall meet with the independent auditors separately, with no members of management or other persons present.

7.	The Committee shall review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing with the Commission of the Company’s quarterly report on Form 10-Q (the “Form 10-Q”), including, without limitation, the results of the independent auditor’s reviews of the quarterly financial statements and the disclosures made in the MD&A Section. Except as otherwise may be agreed by the Committee at any time and from time to time, in the course of such review, the Committee shall meet with the independent auditors separately, with no members of management or other persons present.

8.	The Committee shall discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies. The Committee shall also satisfy itself as to the professional competency of the internal audit team, including, without limitation, the person responsible for the internal auditing functions, as well as the adequacy of the internal auditing staff and other resources. The Committee shall review with management any proposed termination, replacement or appointment of important members of the Company’s internal audit team.

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9.	The Committee shall discuss with the independent auditors a common framework to assess financial reporting quality and facilitate a common vocabulary and understanding about quality among the Committee, management, and the auditors.

10.	The Committee shall review and discuss, quarterly, reports from the independent auditors, including:

(i)	All critical accounting policies and practices to be used;

(ii)	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	Other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

11.	The Committee shall discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be general in nature (addressing the types of information to be disclosed and the types of presentations to be made).

12.	The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, any off-balance sheet structures on the Company’s financial statements, any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements, accounting policies or compliance by the Company with laws and regulations. The Committee shall also take reasonable steps to provide that any off-balance sheet transactions are disclosed in a manner that is meaningful to investors, in accordance with the Commission’s requirements under Item 303 of Regulation S-K.

13.	The Committee shall work with management, the Board and/or the Disclosure Committee (if any), as appropriate, to provide that any off-balance sheet transactions or non-GAAP financial information, if any, and the financial statements generally, are accompanied by disclosure that provides investors with a meaningful understanding of the Company’s financial position and the effects of such transactions, as required by Item 303 of the Commission’s Regulation S-K and the Commission’s Regulation G, respectively.

14.	The Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

15.	The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”) relating to the conduct of the audit, including any difficulties or problems encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, as well as management’s responses to such situations.

16.	The Committee shall review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and the Form 10-Q relating to any significant deficiencies in the design or operation of internal controls or material weaknesses therein or any fraud involving management or other employees who have a significant role in the Company’s internal controls.

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17.	The Committee shall ensure (i) the rotation of the lead and concurring audit partners at least once every five years, with a mandatory five year “cooling off” period, and (ii) the rotation of the other audit partners at least once every seven years, with a two year “cooling off” period, as provided in, and subject to the exceptions afforded by, Rule 2-01 of the Commission’s Regulation S-X, or as otherwise required by law or regulatory authority. The Committee shall consider whether, in order to assure continuing auditor independence and integrity, it is appropriate to adopt a different policy of rotating the independent auditing firm itself on a regular basis.

18.	The Committee shall establish and recommend to the Board, policies for the Company’s hiring of current and former employees, principals or shareholders of the Company’s current and former independent auditors, and their respective family members and affiliates, consistent with the requirements of Rule 2-01 of the Commission’s Regulation S-X and other applicable law, as well as any listing requirements applicable to the Company’s common stock.

19.	The Committee shall obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act, concerning the occurrence of illegal acts (whether or not perceived to have a material effect on the Company’s financial statements), has not been implicated.

20.	The Committee shall, with senior management, develop and submit to the Board for its timely adoption, a Code of Business Conduct and Ethics, including provisions applicable to senior financial officers of the Company. The Committee shall from time to time consider any changes thereto that are required by law, rule or regulation, or that the Committee deems appropriate.

21.	The Committee shall obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company and its Subsidiaries are in conformity with applicable legal requirements, including those banking laws designated by the FDIC in Table 1 to Appendix A to 12 C.F.R. 363 (the “Designated Banking Laws”) and the Company’s Code of Business Conduct and Ethics. The Committee shall review reports and disclosures of insider and affiliated party transactions, including those reports of committees and officers responsible for approving such transactions, and shall advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and the Company’s Code of Business Conduct and Ethics.

22.	The Committee shall review and pre-approve all related-party transactions.

23.	The Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters, and (iii) the protection of any such employee from retaliatory action.

24.	Annually, the Committee shall report to the Board that:

(i)	The Company’s audited financial statements have been reviewed and discussed with the Company’s management and independent auditors, including all communications required by SAS 61.

(ii)	The Committee has executed its responsibility to oversee the independent auditors. In particular, the Committee shall (a) have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and (b) have actively engaged in a

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dialogue with such auditors concerning whether the Company’s relationship with the independent auditors, including, without limitation, the independent auditors’ provision of permitted non-audit services, is compatible with maintaining the auditor’s objectivity and independence, taking into account the opinions of management and internal auditors. The Committee may also recommend the involvement of the full Board to take appropriate action in overseeing the independence of the independent auditors.

(iii)	The Committee has recommended that the Company’s audited financial statements be included in the Form 10-K.

(iv)	The Committee’s duties and responsibilities have been met for the most recently completed fiscal year.

Consistent with the foregoing, the Committee shall take reasonable steps to prevent the Company, the Board or its members, or the Company’s officers, employees or affiliates from coercing, manipulating, misleading or fraudulently influencing, the Company’s independent auditors.

25.	The Committee shall work with the Company’s management, the Board and/or the Disclosure Committee (if any), as appropriate, to make any disclosures required by Item 7(d)(3) of Schedule 14A.

26.	The Committee shall engage in such review and discussion as it deems appropriate with regard to activities of the Company’s Internal Audit Department and the Compliance Department (or, if no such departments exist, such persons responsible for internal auditing and compliance), bank regulatory examination reports and/or other regulatory reports and filings, the Company’s Code of Business Conduct and Ethics, and other legal, regulatory or other matters. The Committee shall assist in the development, approval and monitoring of the internal audit functions of the Company and its Subsidiaries.

27.	The Committee shall prepare and deliver the Report of the Committee for inclusion in the Company’s annual proxy statement, as required by the Commission.

28.	At least annually, the Committee shall prepare and deliver to the Board for its review a self-evaluation of the Committee’s performance during the preceding year to assist the Board in determining whether the Audit Committee is functioning properly.

29.	The Committee shall review the Company’s and its Subsidiaries’ compliance with applicable accounting and financial disclosure laws, including, without limitation, those banking laws and regulations concerning loans to insiders and the federal and state laws and regulations concerning dividend restrictions.

30.	The Committee shall keep apprised of developments in such laws and regulations of the Commission, the NASD, the FDIC and otherwise as may be appropriate to ensure that (i) the Company, the Committee and this Charter remain in compliance with the corporate governance provisions thereof; and (ii) that the Committee is able to perform its duties and responsibilities under this Charter.

31.	If applicable, the Committee shall provide that any “going concern” qualification in an audit opinion be disclosed through the Company’s issuance of a press release.

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Processes

Management shall prepare annually, for review and approval by the Committee, detailed procedures and processes for carrying out the Committee’s duties and responsibilities. The Committee shall discuss such procedures and processes with management to provide, to the extent appropriate, that management and the Committee have a clear understanding thereof.

Limitation of Audit Committee’s Role

The Committee shall have the authority to conduct an investigation, or to direct an investigation by the independent auditors, into any matter related to the Company’s business and affairs. In addition, the Committee shall have the authority and funding to utilize internal company resources, and to retain such outside legal, accounting and other advisors to obtain such advice and assistance as it deems necessary or appropriate at any time in carrying out its duties and responsibilities under this Charter. The Company shall provide appropriate funding, as determined and approved by the Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report and to any consultants or experts employed by the Committee.

This Charter is not intended to, and shall not, alter the standards of conduct set forth in the Georgia Business Corporation Code (the “GBCC”) and the Financial Institutions Code of Georgia (the “FICG”), each as amended, for directors, including those directors who serve as Committee members. Members of the Committee shall have the duties and the benefits of all limitations and protections from liabilities provided by the GBCC and the FICG and other applicable laws and regulations with respect to their service on the Committee. Further, nothing herein is intended to or shall limit the responsibilities, duties and liabilities of the independent auditors to the Company, the Board or the Committee.

Meetings

The Committee shall meet on an as needed basis, but not less frequently than quarterly. Meetings shall be called as needed to discuss any significant issues, including those related to the review of any Form 10-Q or Form 10-K by the Company’s independent auditors, the necessity of filing any 8-K and the disclosure of information in proxy statements.

The Board shall appoint a member of the Committee with appropriate accounting or financial management experience to serve as the Committee’s Chairperson. If a Committee Chairperson is not designated or present at a meeting, then the members of the Committee may designate a Chairperson by majority vote of the Committee membership, provided that the person serving as Chairperson should have significant accounting or financial management experience.

The Committee Chairperson may request any officer or employee of the Company, or the independent auditor or outside counsel, to attend a Committee meeting or to meet with any members of or consultants to the Committee. It is intended that any management representative present at a meeting of the Committee withdraw for a period at the end of such meeting so as to permit discussion in private with the independent auditors and among Committee members generally.

The Committee shall maintain, as part of the Company’s permanent records, written minutes of the proceedings and actions of the Committee and shall make such reports to the Board as may be requested by the Board or the Chairperson thereof.

The Committee shall periodically meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

Review and Approval

The Committee shall, at least annually, review and reassess this Charter.

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This Audit Committee Charter has been duly adopted and approved by the Audit Committee of the Board of Directors of Crescent Banking Company, and is effective, as of March 4, 2004.

/s/ John S. Dean, Sr.

Name:	John S. Dean, Sr.
Title:	Chairman of the Audit Committee of the Board of Directors of Crescent Banking Company

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REVOCABLE PROXY

CRESCENT BANKING COMPANY

REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2004

The undersigned hereby appoints Michael W. Lowe and J. Donald Boggus, Jr., or either of them, each with full power of substitution, as proxies to vote all shares of the $1.00 par value common stock of Crescent Banking Company (the “Company”) that the undersigned is entitled to vote at the 2004 Annual Meeting of Shareholders to be held Thursday, April 22, 2004, at 3:00 p.m. local time, at the Cherokee County Chamber of Commerce Community Center located at 3605 Marietta Highway, Canton, Georgia, and at any postponement or adjournment thereof (the “Annual Meeting”).

SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, THEN SAID PROXIES WILL VOTE “FOR” APPROVAL OF THE PROPOSAL.

The Board of Directors recommends a vote “FOR” the following proposal:

1.	ELECTION OF DIRECTORS: Authority for the election of (i) Mr. John S. Dean, Sr. and Mr. Charles R. Fendley as Class I directors, to serve until the Company’s 2007 Annual Meeting of Shareholders or until their successors are elected and qualified, and (ii) Ms. Janie Whitfield and Mr. Cecil Pruett as Class III directors, to serve until the Company’s 2006 Annual Meeting of Shareholders, or until their successors are elected and qualified.

FOR	WITHHOLD AUTHORITY
the nominees listed above (except as marked to the contrary below)	to vote for nominees written below.

Please sign exactly as name appears in the registration below. When shares are held by joint tenants both parties should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

COMMON SHARES:	DATED: , 2004

ACCOUNT NUMBER:

Signature

Signature if held jointly

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.

THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.